FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2024

Revenue Growth of 8%, Led by 13% Growth from Performance Media & Data
Net Loss Attributable to Stagwell Inc. Common Shareholders of $1.3 million
Adjusted EBITDA of $90 million, An Increase of 25% Year-Over-Year
Adjusted EBITDA Margin of 17%, An Increase of 320 Basis Points Year-Over-Year
EPS of $(0.01); Adjusted EPS of $0.16, An Increase of 14% Year-Over-Year
Net New Business of $66 million in Q1; LTM Net New Business of $284 million
Reaffirm Guidance for 2024 of Organic Net Revenue Growth of 5% to 7%; Adjusted EBITDA of $400 million to $450 million; Free Cash Flow Conversion of ~50%

New York, NY, May 1, 2024 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three months ended March 31, 2024.

FIRST QUARTER RESULTS:

•Q1 Revenue of $670 million, an increase of 8% versus the prior year period.
•Q1 Net Loss attributable to Stagwell Inc. Common Shareholders of $1.3 million versus Income of $1.4 million in the prior year period.
•Q1 Adjusted EBITDA of $90 million, an increase of 25% versus the prior year period.
•Q1 Adjusted EBITDA Margin of 17% on net revenue, an improvement of 320 basis points versus the prior year period.
•Q1 Earnings Per Share Attributable to Stagwell Inc. Common Shareholders of $(0.01) versus $0.00 in the prior year period.
•Q1 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.16 versus $0.14 in the prior year period.
•Net new business wins of $66 million in the first quarter, last twelve-month net new business wins of $284 million.
•Q1 Net Revenue of $532 million, an increase of 2% versus the prior year period.
•Q1 Organic Net Revenue increased 2% versus the prior year period, led by 54% increase in Advocacy.

Mark Penn, Chairman and CEO, said, “We are on target for 2024 with a return to growth and strong margin expansion led by the double-digit growth of the Performance Media & Data Capability. We see tailwinds of record new business, growth in advertising generally, and a strengthened market position given growing industry accolades for our work."

"We continue to invest in technology with the Stagwell Marketing Cloud setting the pace for innovation and we believe that we will see growth in AI-related digital transformation assignments building in the second half of the year along with a strong advocacy season. At the same time, we are successfully expanding our global presence, and we are seeing that pay dividends with enhanced growth."

Frank Lanuto, Chief Financial Officer, commented: “Revenue in Q1 grew by 8% year-over-year to $670 million. Cost actions taken in 2023 contributed to 25% growth in adjusted EBITDA or $90 million, representing a 17% adjusted EBITDA margin, an improvement of 320 basis points over the prior year. We are well positioned to achieve our 2024 targets, as we continue to focus on efficiency, especially through the implementation of AI on our shared services platform."

Financial Outlook
2024 financial guidance is reiterated as follows:
•Organic Net Revenue growth of 5% to 7%
•Organic Net Revenue excluding Advocacy growth of 4% to 5%
•Adjusted EBITDA of $400 million to $450 million
•Free Cash Flow Conversion of approximately 50%
•Adjusted EPS of $0.75 - $0.88
•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Video Webcast
Management will host a video webcast on Wednesday, May 1, 2024, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three months ended March 31, 2024. The video webcast will be accessible at https://stgw.io/Earnings. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Beth Sidhu
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “Organic revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s prior year net revenue for the same period during which we owned it in the current year as impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present the entity’s prior year net revenue for the period during which we did not own the entity in the prior year as impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Adjusted Diluted EPS is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income attributable to Class C shareholders, excluding amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items, divided by (ii) (a) the per weighted average number of common shares outstanding plus (b) the weighted average number of Class C shares outstanding, (if dilutive). Other items includes restructuring costs, acquisition-related expenses, and non-recurring items, and subject to the anti-dilution rules.
(5) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “create,” “estimate,” “expect,” “focus,” “forecast,” “foresee,” “future,” “goal,” “guidance,” “in development,” “intend,” “likely,” “look,” “maintain,” “may,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively;
•the Company's ability to identify, complete and integrate acquisitions that complement and expand the Company’s business capabilities, to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that future changes in tax laws, potential increases to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;
•adverse tax consequences in connection with the Transactions, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s unremediated material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflicts between Russia and Ukraine and in Israel and Gaza), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2023 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 11,

2024, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$670,059	$622,444
Operating Expenses
Cost of services	444,526	413,898
Office and general expenses	163,343	158,836
Depreciation and amortization	34,836	33,477
Impairment and other losses	1,500	—
	644,205	606,211
Operating Income (Loss)	25,854	16,233
Other income (expenses):
Interest expense, net	(20,965)	(18,189)
Foreign exchange, net	(2,258)	(670)
Other, net	(1,267)	220
	(24,490)	(18,639)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	1,364	(2,406)
Income tax expense	2,585	236
Income (loss) before equity in earnings of non-consolidated affiliates	(1,221)	(2,642)
Equity in income (loss) of non-consolidated affiliates	508	(227)
Net income (loss)	(713)	(2,869)
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	(569)	4,258
Net income (loss) attributable to Stagwell Inc. common shareholders	$(1,282)	$1,389
Earnings (Loss) Per Common Share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$—
Weighted Average Number of Common Shares Outstanding:
Basic	112,633	125,199
Diluted	116,405	289,806

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended March 31, 2023	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended March 31, 2024	Organic	Total

Integrated Agencies Network	$304,187	$369	$(357)	$(11,429)	$(11,417)	$292,770	(3.8)%	(3.8)%
Brand Performance Network	151,652	1,708	1,708	7,496	10,912	162,564	4.9%	7.2%
Communications Network	52,971	(49)	273	$14,292	14,516	67,487	27.0%	27.4%
All Other	12,852	(202)	(1,691)	(1,326)	(3,219)	9,633	(10.3)%	(25.0)%
	$521,662	$1,826	$(67)	$9,033	$10,792	$532,454	1.7%	2.1%

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 3
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2024

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$292,772	$162,562	$67,488	$9,632	$—	$532,454
Billable costs	59,947	51,400	26,258	—	—	137,605
Revenue	352,719	213,962	93,746	9,632	—	670,059

Billable costs	59,947	51,400	26,258	—	—	137,605
Staff costs	186,534	98,431	39,264	7,821	10,107	342,157
Administrative costs	30,602	22,071	8,704	3,209	2,577	67,163
Unbillable and other costs, net	15,528	14,566	136	2,588	—	32,818
Adjusted EBITDA (1)	60,108	27,494	19,384	(3,986)	(12,684)	90,316

Stock-based compensation	9,321	2,043	1,049	98	3,605	16,116
Depreciation and amortization	19,381	7,514	2,894	2,421	2,626	34,836
Deferred acquisition consideration	2,045	(777)	(1,114)	—	—	154
Impairment and other losses	1,500	—	—	—	—	1,500
Other items, net (1)	5,511	5,019	282	174	870	11,856
Operating income (loss)	$22,350	$13,695	$16,273	$(6,679)	$(19,785)	$25,854

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$304,187	$151,652	$52,971	$12,852	$—	$521,662
Billable costs	37,018	50,276	13,488	—	—	100,782
Revenue	341,205	201,928	66,459	12,852	—	622,444

Billable costs	37,018	50,276	13,488	—	—	100,782
Staff costs	196,165	96,060	40,077	10,487	6,824	349,613
Administrative costs	31,381	20,931	8,756	3,195	3,977	68,240
Unbillable and other costs, net	16,782	11,713	126	2,975	(9)	31,587
Adjusted EBITDA (1)	59,859	22,948	4,012	(3,805)	(10,792)	72,222

Stock-based compensation	8,288	567	507	32	2,610	12,004
Depreciation and amortization	18,950	7,937	2,713	1,948	1,929	33,477
Deferred acquisition consideration	5,991	(1,179)	539	(1,263)	—	4,088
Other items, net (1)	3,092	1,925	605	—	798	6,420
Operating income (loss)	$23,538	$13,698	$(352)	$(4,522)	$(16,129)	$16,233

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 5
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended March 31, 2024

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(1,506)	$19,480	$17,974
Net income attributable to Class C shareholders	—	24,554	24,554
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	$(1,506)	$44,034	$42,528

Weighted average number of common shares outstanding	116,405	4,534	120,939
Weighted average number of common Class C shares outstanding	—	151,649	151,649
Weighted average number of shares outstanding	116,405	156,183	272,588

Diluted EPS and Adjusted Diluted EPS	$(0.01)		$0.16

Adjustments to Net income (loss) (1)
Amortization		$28,203
Impairment and other losses		1,500
Stock-based compensation		16,116
Deferred acquisition consideration		154
Other items, net		11,856
		57,829
Adjusted tax expense		(12,748)
		45,081
Net loss attributable to Class C shareholders		(1,047)
		$44,034

Allocation of adjustments to net income (loss) [1]
Net income attributable to Stagwell Inc. common shareholders		$19,480

Net income attributable to Class C shareholders		25,601
Net loss attributable to Class C shareholders		(1,047)
		24,554
		$44,034

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 6
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended March 31, 2023

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$1,389	$18,055	$19,444
Net income (loss) attributable to Class C shareholders	(1,963)	22,399	20,436
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	(574)	40,454	39,880

Weighted average number of common shares outstanding	128,897	—	128,897
Weighted average number of common Class C shares outstanding	160,909	—	160,909
Weighted average number of shares outstanding	289,806	—	289,806

Diluted EPS and Adjusted Diluted EPS	$—		$0.14

Adjustments to Net income (loss) (1)
Amortization		$26,732
Impairment and other losses		—
Stock-based compensation		12,004
Deferred acquisition consideration		4,088
Other items, net		6,420
		49,244
Adjusted tax expense		(8,790)
		$40,454

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 7
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2024	December 31, 2023

ASSETS
Current Assets
Cash and cash equivalents	$129,824	$119,737
Accounts receivable, net	744,287	697,178
Expenditures billable to clients	111,721	114,097
Other current assets	119,215	94,054
Total Current Assets	1,105,047	1,025,066
Fixed assets, net	77,215	77,825
Right-of-use assets - operating leases	241,709	254,278
Goodwill	1,495,313	1,498,815
Other intangible assets, net	800,691	818,220
Other assets	95,144	92,843
Total Assets	$3,815,119	$3,767,047
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$437,021	$414,980
Accrued media	270,491	291,777
Accruals and other liabilities	194,967	233,046
Advance billings	302,484	301,674
Current portion of lease liabilities - operating leases	64,039	65,899
Current portion of deferred acquisition consideration	64,907	66,953
Total Current Liabilities	1,333,909	1,374,329
Long-term debt	1,269,527	1,145,828
Long-term portion of deferred acquisition consideration	35,897	34,105
Long-term lease liabilities - operating leases	271,380	281,307
Deferred tax liabilities, net	38,856	40,509
Other liabilities	56,655	54,905
Total Liabilities	3,006,224	2,930,983
Redeemable Noncontrolling Interests	11,305	10,792
Commitments, Contingencies and Guarantees
Shareholders’ Equity
Common shares - Class A & B	115	118
Common shares - Class C	2	2
Paid-in capital	333,896	348,494
Retained earnings	19,618	21,148
Accumulated other comprehensive loss	(15,931)	(13,067)
Stagwell Inc. Shareholders' Equity	337,700	356,695
Noncontrolling interests	459,890	468,577
Total Shareholders' Equity	797,590	825,272
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity	$3,815,119	$3,767,047

SCHEDULE 8
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$(713)	$(2,869)
Adjustments to reconcile net income to cash used in operating activities:
Stock-based compensation	16,116	12,004
Depreciation and amortization	34,836	33,477
Amortization of right-of-use lease assets and lease liability interest	20,912	19,520
Impairment and other losses	1,500	—
Deferred income taxes	(655)	(714)
Adjustment to deferred acquisition consideration	154	4,088
Other, net	292	(1,527)
Changes in working capital:
Accounts receivable	(42,976)	(12,425)
Expenditures billable to clients	6,681	(4,173)
Other assets	(19,584)	(5,986)
Accounts payable	22,206	(48,841)
Accrued expenses and other liabilities	(63,856)	(52,334)
Advance billings	(6,124)	(2,986)
Current portion of lease liabilities - operating leases	(21,660)	(22,347)
Deferred acquisition related payments	(250)	—
Net cash used in operating activities	(53,121)	(85,113)
Cash flows from investing activities:
Capital expenditures	(5,439)	(3,435)
Acquisitions, net of cash acquired	(11,673)	(220)
Capitalized software	(8,794)	(6,735)
Other	(218)	(425)
Net cash used in investing activities	(26,124)	(10,815)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(417,000)	(426,500)
Proceeds from borrowings under revolving credit facility	540,000	476,500
Shares repurchased and cancelled	(29,698)	(26,129)
Distributions to noncontrolling interests	(559)	(10,948)
Payment of deferred consideration	(1,657)	—
Net cash provided by financing activities	91,086	12,923
Effect of exchange rate changes on cash and cash equivalents	(1,754)	945
Net increase (decrease) in cash and cash equivalents	10,087	(82,060)
Cash and cash equivalents at beginning of period	119,737	220,589
Cash and cash equivalents at end of period	$129,824	$138,529